FORM OF

                               AMENDMENT NO. 1 TO
                             DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT (this "Amendment"), effective as of August 30) , 2010, by and between The Advisors'

Inner  Circle  Fund  II  (the  "Trust")  and SEI  Investments  Distribution  Co.
("SIDCO").

WHEREAS:
    1. The Trust and SIDCO entered into a Distribution Agreement, dated as of January 28, 1993, and amended and restated as of November 14, 2005 (the "Distribution Agreement"), pursuant to which, among other things, SIDCO agreed to act as the Distributor with respect to Shares of the Portfolios of the Trust; and
    2. The parties hereto desire to amend the Distribution Agreement on the terms and subject to the conditions provided herein.

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Article 6 Indemnification of Distributor and Article 7 Indemnification of Trust of the Distribution Agreement are hereby revised and replaced in their entirety with the following and all subsequent sections of the Distribution Agreement are renumbered accordingly:

     Article 6. Indemnification and Contribution

          (a) The Trust will indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of either
Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 ("Exchange Act") from and against any losses, claims, damages or liabilities. joint or several, to which the Distributor or controlling person may become subject, under the 1933 Act, Exchange Act, 1940 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any prospectus, including any summary prospectus (as defined in Rule 498(a)(7) under the 1933
Act) or any amendment, supplement or sticker thereto, or any periodic reports to shareholders, or any document incorporated by reference therein or filed as an exhibit thereto, or any marketing literature or materials distributed on behalf of the Trust with respect to the securities covered by the Registration Statement or Prospectus (the "Covered Documents") or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor for any legal or other expenses reasonably incurred by the Distributor in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Covered Documents about the Distributor in reliance upon and in conformity with written information furnished to the Trust by the Distributor expressly for use therein. In no case is the indemnity of the Trust to be deemed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     (b) The Distributor will indemnify and hold harmless the Trust and each person, if any, who controls the Trust within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of a wrongful act or alleged wrongful act of the Distributor or any of its employees or an untrue statement or alleged untrue statement of a material fact contained in the Covered Documents or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Covered Document in reliance upon and in conformity with written information furnished to the Trust by the Distributor about the Distributor expressly for use therein; and will reimburse the Trust for any legal or other expenses reasonably incurred by the Trust in connection with investigating or defending any such action or claim as such expenses are incurred. In no case is the indemnity of the Distributor in favor of the Trust or any person indemnified to be deemed to protect the Trust or any other person against any liability to which the Trust or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     (c) Promptly after receipt by an indemnified  party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Article 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and the Distributor on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust on the one hand and the Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust on the one hand and the Distributor on the other shall be deemed to be in the same proportion as the amount of gross proceeds received by the Trust from the offering of the Shares under this Agreement (expressed in dollars) bears to the total profit to the Distributor and its affiliates from providing services to the Trust The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust on the one hand or the Distributor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and the Distributor agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Trust under this Article 6 shall be in addition to any liability which the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Distributor within the meaning of Section 15 of the 1933 Act; and the obligations of the Distributor under this Article 6 shall be in addition to any liability which the Distributor may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Trust (including any person who, with his or her consent, is named in the registration statement as about to become a trustee of the Trust) and to each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act.

     (f) The Trust confirms, represents and warrants that the execution, delivery and performance of the Agreement, including without limitation the provisions of this Article 6, have been duly and validly approved by unanimous affirmative vote of all of the Trustees who are not "interested persons" of the Trust, within the meaning of the 1940 Act.

2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Distribution Agreement shall continue in full force and effect.

3. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. This Amendment shall be deemed executed by each party when any one or more counterparts hereof or thereof, individually or taken together, bears the original, facsimile or scanned signatures of each of the parties.

4. Entire Agreement. The Agreement as modified by this Amendment constitutes the entire agreement among the parties with respect to the subject matter contained herein and therein and may only be amended by a writing executed by all parties.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflict of laws or choice of laws rules or principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.


THE ADVISORS' INNER CIRCLE FUND II           SEI INVESTMENTS DISTRIBUTION CO.


By: /s/ Joseph M. Gallo                      By: /s/ John J. Cronin
    -----------------------                      -------------------------
Name: Joseph M. Gallo                        Name: John J. Cronin
Title: Vice President and Secretary          Title: Vice President